Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common units representing limited partner interests in Kimbell Royalty Partners, LP, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement on the date set forth below.

Date: July 29, 2022

PEP II Holdings, LLC

By:	EnCap Energy Capital Fund VII, L.P.,
its Managing Member

By:	EnCap Equity Fund VII GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director

PEP III Holdings, LLC

By:	EnCap Energy Capital Fund VIII, L.P.,
its Managing Member

By:	EnCap Equity Fund VIII GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director

EnCap Energy Capital Fund VII, L.P.

By:	EnCap Equity Fund VII GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director

EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director

EnCap Partners GP, LLC

By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Director

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